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                                                                    Exhibit 99.1

[PVF CAPITAL CORP. LOGO]

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INFORMATION                                                    PVF CAPITL CORP.
                                                               30000 Aurora Road
                                                               Solon, OH  44139

FOR IMMEDIATE RELEASE                               FOR FURTHER INFORMATION CALL
                                                    Carol S. Porter
                                                    440.248.7171
                                                    carol.porter@myparkview.com

                  PVF CAPITAL NAMES MARTY E. ADAMS INTERIM CEO

SOLON, OH - FEB. 26, 2009 - PVF Capital Corp. (Nasdaq: PVFC) today announced the appointment of Marty E. Adams as interim chief executive officer of the Company and its wholly owned subsidiary, Park View
Federal Savings Bank.

"Marty's track record amply demonstrates he is the right person to provide strategic guidance to help build Park View into the kind of profitable and dynamic community bank it can become," said Mark D. Grossi, chairman of the board of the Company. "Moreover, he has the hands-on experience required to navigate in this extremely difficult operating environment."

Adams, 56, has over 30 years of small and large bank experience, including most recently as president and chief operating officer of Huntington Bancshares Inc. He served in that position following Huntington's acquisition of Sky Financial Group, Inc. in July 2007 until December 2007. Under his leadership, Adams built Sky Financial, and its predecessor Citizens Bancshares, Inc., from a small Ohio community bank into an $18 billion diversified financial holding company, with locations throughout the Midwest.

"PVF Capital is a well-capitalized and well-respected banking name with an attractive footprint in Northeast Ohio," said Adams. "I look forward to playing an active role in making the bank a more competitive force."

The Company said the decision to name Adams as interim CEO was mutual. In addition to overseeing daily operations, Adams will help the board select a permanent CEO of the Company and Bank.

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Grossi said the board is committed to a thoughtful process that will result in selecting the best possible person for the long-term benefit of shareholders and customers. "With Jack Male's imminent retirement, the board decided adding Marty to our team was an opportunity that we could not pass up," he said.

Adams began his banking career in 1977 as office manager of Citizens Banking Company in Salineville, Ohio. He rose to the positions of president and CEO of Citizens Banking Co. and its parent company, Citizens Bancshares in 1987. Following a merger of equals between Citizens and Mid Am, Inc., in 1998, Citizens Bancshares Inc. was renamed Sky Financial Group, Inc.

PVF Capital Corp. is the holding company for Park View Federal Savings Bank, headquartered in Solon, Ohio, serving the Greater Cleveland area with 17 full-service branch offices. Additional information on the Company may be found at www.myparkview.com.
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This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations and releases. The company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectation regarding important risk factors including, but not limited to, real estate values and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the company or any other person that results expressed therein will be achieved.

PVF Capital Corp.'s common stock trades on the NASDAQ Capital Market under the symbol PVFC.

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